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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1
                TO REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  -------------

            COMPANIA ANONIMA NACIONAL TELEFONOS DE VENEZUELA (CANTV)
             (Exact name of registrant as specified in its charter)

                 NATIONAL TELEPHONE COMPANY OF VENEZUELA (CANTV)
                 (Translation of registrant's name into English)


           Republic of Venezuela                             None
           ---------------------                             ----
(State or other jurisdiction of incorporation          (I.R.S Employer
              or organization)                         Identification No.)



        Edificio CANTV, Primer Piso
            Avenida Libertador
            Caracas, Venezuela                                 None
            ------------------                                 ----
 (Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------
Class D Shares, nominal                     New York Stock Exchange
(par) value of
36.90182224915 Venezuelan
bolivares per share

American Depositary                         New York Stock Exchange
Shares, each representing
seven Class D Shares,
nominal (par) value of
36.90182224915 Venezuelan
bolivares per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: Form F-6, filed on September 6, 2000 (File No. 333-12482)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)
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     This Amendment No. 1 to Form 8-A is being filed solely in connection with a change of depositary for Compania Anonima Nacional Telefonos de Venezuela (CANTV)'s (the "Company") existing American Depositary Share ("ADS") facility. The Company's existing ADS facility and the underlying shares of Common Stock, without nominal (par) value, were registered on a Form 8-A declared effective by the Securities and Exchange Commission (the "Commission") on November 21, 1996 (File No. 1-14538).

1. Item 1 to the Form 8-A declared effective by the Commission on November 21, 1996 is hereby amended in its entirety to read:

Item 1. Description of Registrant's Securities to be Registered
        -------------------------------------------------------

     The description of the Class D Shares, nominal (par) value of
36.90182224915 Venezuelan bolivares per share, of Compania Anonima Nacional Telefonos de Venezuela (CANTV) (the "Company") to be registered hereunder presented under the caption "Description of Share Capital" in the Company's Registration Statement on Form F-1 declared effective by the Commission on November 21, 1996 (Registration No. 333-5840) is incorporated herein by reference. In addition, the terms of the ADSs to be registered hereunder contained in the Registration Statement on Form F-6 (File No. 333-12482) filed with the Commission on September 6, 2000 are incorporated herein by this reference.

2. Item 2 to the Form 8-A declared effective by the Commission on November 21, 1996 is hereby amended in its entirety to read:

Item 2. Exhibits
        --------

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A (since no securities other than the Company's Class D Shares and their corresponding American Depositary Shares are registered), the following exhibits are being filed with the Commission in connection with this Registration Statement.

          1. Registration Statement on Form F-1 (File No. 333-5840) (incorporated by reference).

          4.1 Registration Statement on Form F-6 (File No. 333-12482) (incorporated by reference).

          4.2 By-laws of the Company, which include its Articles of Incorporation (filed as Exhibit 3.1 of exhibits to the Registration Statement on Form F-1, referred to in paragraph 1 above, declared effective by the Commission on November 21, 1996).

          4.3 Deposit Agreement among the Company, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including therein the form of American Depositary Receipt representing the
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American Depositary Shares registered hereunder (included as Exhibit A in
Exhibit 4.1 to this Registration Statement).

          5.1 Specimen Class D Share Certificate (filed as Exhibit 4.1 of exhibits to the Registration Statement on Form F-1).

          5.2 Specimen of American Depositary Receipt. (see Exhibit 4.3 above).

          6. Copy of the last annual report submitted to stockholders by the registrant or its predecessors. (incorporated by reference to the Company's Form 20-F filed with the Commission on April 7, 2000)
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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            COMPANIA ANONIMA NACIONAL

                                            TELEFONOS DE VENEZUELA (CANTV)

September 7, 2000                           By: /s/ Armando Yanes
                                                -----------------------------
                                            Name: Armando Yanes
                                            Title: Chief Financial Officer